                                                                   EXHIBIT 10.10

                                                                  EXECUTION COPY
                                                                  --------------

                       PACIFIC MOTOR TRANSPORT COMPANY
                     3746 MT. DIABLO BOULEVARD, SUITE 110
                          LAFAYETTE, CALIFORNIA 94549



                                                  April 3, 1998



Mr. John Wayne Hein
22804 East 28th Street Court
Blue Spring, Missouri  64015


                              Employment Agreement
                              --------------------

Dear John:

       This letter sets forth the terms of your employment with Pacific Motor Transport Company, Pacer Division (the "Pacer Division" or "Company"). Pacific
                                        --------------      -------
Motor Transport Company ("PMTC") is a California corporation and a wholly-owned
                          ----
subsidiary of PMT Holdings, Inc. ("Holdings").  Holdings is also the sole
                                   --------
stockholder of Pacer Integrated Logistics, Inc. ("PIL"), a Delaware corporation,
                                                  ---
which is the successor to Intraco, Inc., d/b/a Stutz & Company, by merger of Intraco, Inc., with and into PIL. Holdings, PMTC and PIL are all affiliates of one another.

       1.   Duties.  On the terms and subject to the conditions contained in
            ------
this Agreement, you will be employed as the Vice President of Business Development, Pacer Division, and shall perform such duties and services consistent with such position as may reasonably be assigned to you from time to time by the President of the Pacer Division or the Board of Directors of PMTC. You will report to the President of the Pacer Division and your principal office will not be relocated without your sole consent to any location that is more than 50 miles from the city limits of Kansas City, Kansas.

       2.   Term.  Unless sooner terminated in accordance with the applicable
            ----
provisions of this Agreement, your employment hereunder shall be for the period (the "Employment Period") commencing on the date hereof (the "Commencement
      -----------------                                       ------------
Date") and ending on the third anniversary of the date hereof.
----

       3.   Time to be Devoted to Employment.  During the Employment Period, you
            --------------------------------
will devote your working energies, efforts, interest, abilities and time exclusively to the business and affairs of the Company. You will not engage in any other business or activity which, in the reasonable judgment of the Board of Directors of PMTC would conflict or interfere with the performance of your duties as set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

Mr. John Wayne Hein
April 3, 1998
Page 2


       4. Base Salary; Bonus; Benefits.
          ----------------------------

          (a) During the Employment Period, the Company (or any of its affiliates) shall pay you a minimum annual base salary (the "Base Salary") of
                                                             -----------
$100,000, payable in such installments (but not less often than semi-monthly) as is generally the policy of the Company from time to time with respect to the payment of regular compensation to its executive officers. The Base Salary may be increased from time to time in the sole discretion of the Board of Directors of PMTC. During the Employment Period, you will also be entitled to four weeks' vacation per year and such other benefits as may be made available to other executive officers of the Company generally, including, without limitation, (i) participation in such health, life and disability insurance programs and retirement or savings plans as the Company may from time to time maintain in effect and (ii) the use of a vehicle provided by the Company or an equivalent monthly car allowance in accordance with the policy of the Company in effect from time to time with respect to its executive officers.

          (b) In addition to the Base Salary and benefits set forth in paragraph
(a) above, you will be entitled to receive a cash incentive bonus, if any, of up to $50,000 (with the actual amount thereof to be determined by the President of the Pacer Division) with respect to each fiscal year of the Company occurring during the Employment Period. Such bonus shall be due and payable as soon as practicable, but in no event later than 30 days, following Holdings' receipt from its public accountants of the audited consolidated financial statements of Holdings and its subsidiaries. If your employment with Company is terminated for any reason other than without "cause" pursuant to Section 7(b), the Company (or any of its affiliates) will not pay you a bonus with respect to the fiscal year in which your employment is terminated or thereafter. If your employment with the Company is terminated without "cause" as provided in Section 7(b), you will be entitled to receive that portion of the bonus payable for such fiscal year pro rated through the date of such termination based on the number of days elapsed through the termination date over 365 days, payable in accordance with the second sentence of this Section 4(b).

       5. Reimbursement of Expenses.  During the Employment Period, the
          -------------------------
Company shall reimburse you in accordance with the policy of the Company in effect from time to time for all reasonable and necessary traveling expenses and other disbursements incurred by you for or on behalf of the Company in connection with the performance of your duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company in effect from time to time.

       6. Termination for Disability or Death.  If, during the Employment
          -----------------------------------
Period, you are incapacitated or disabled by accident, sickness or otherwise (hereinafter, a "Disability") so as to render you mentally or physically
                 ----------
incapable of performing the services required to be performed by you under this Agreement for an aggregate of 210 days in any period of 360

Mr. John Wayne Hein
April 3, 1998
Page 3

consecutive days, the Company may, at any time thereafter, at its option, terminate your employment under this Agreement immediately upon giving you written notice to that effect. In the event of your death, your employment will be deemed terminated as of the date of death.

       7. Termination for or without "Cause".
          ----------------------------------

          (a) The Company may terminate your employment hereunder at any time for "cause" by giving you written notice of such termination, with reasonable specificity of the grounds therefor. For purposes of this Agreement, "cause" shall mean (i) willful misconduct with respect to the business and affairs of the Company or Holdings or any of their respective subsidiaries or affiliates,
(ii) willful neglect of your duties or the failure to follow the lawful directions of the Board of Directors or more senior officers of the Company to whom you report, including, without limitation, the violation of any material policy of the Company or Holdings or any of their respective subsidiaries or affiliates applicable to you, (iii) the material breach of any of the provisions of this Agreement or the Stockholders Agreement (as defined below) and if such breach is capable of being cured, your failure to cure such breach within 30 days of receipt of written notice thereof from the Company, (iv) the commission of a felony, (v) the commission of an act of fraud or financial dishonesty with respect to the Company or Holdings or any of their respective subsidiaries or affiliates or (vi) any conviction for a crime involving moral turpitude or fraud. A termination pursuant to this Section 7(a) shall take effect immediately upon the giving of the notice contemplated hereby. In this Agreement, the term "Stockholders Agreement" means the Amended and Restated
                     ----------------------
Stockholders Agreement dated as of December 16, 1997, among Holdings, you (pursuant to the Joinder Agreement executed by you as of the date hereof) and the other stockholders named therein.

          (b) The Company may terminate your employment hereunder at any time without "cause" by giving you written notice of such termination, which termination shall be effective as of the date set forth in such notice, provided
                                                                        --------
that such date shall not be earlier than the date of the notice.

       8. Effect of Termination; Forfeiture of Unvested Shares.
          ----------------------------------------------------

          (a) Upon the effective date of a termination of your employment under this Agreement for any reason other than a termination without "cause" pursuant to Section 7(b), neither you nor your beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or Holdings or any of their respective subsidiaries or affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination:

               (i) the unpaid portion of the Base Salary provided for in Section 4, computed on a pro rata basis to the effective date of such termination;
                      --- ----

Mr. John Wayne Hein
April 3, 1998
Page 4

               (ii) reimbursement for any expenses for which you shall not have theretofore been reimbursed, as provided in Section 5; and

               (iii) the unpaid portion of any amounts earned by you prior to the effective date of such termination pursuant to any benefit program in which you participated during the Employment Period; provided, however,
                                                          --------  -------
     that you shall not be entitled to receive any benefits under any benefit program that have accrued during any period if the terms of such program requires that the beneficiary be employed by the Company as of the end of such period.

          (b) Upon termination of your employment under this Agreement pursuant to Section 7(b), neither you nor your beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or Holdings or any of their respective subsidiaries or affiliates arising out of this Agreement, except such rights as may arise under Section 8(c) below and the right to receive, within 30 days after the effective date of such termination, in the case of amounts due pursuant to clause (i) below, and at such other times as provided in clauses (ii) and (iii) below in the case of amounts due thereunder:

               (i) the payments, if any, referred to in Section 8(a) above, to the extent not covered by clauses (ii) and (iii) of this Section 8(b);

               (ii) the right to continue to receive the Base Salary from the effective date of such termination until the third anniversary of the Commencement Date, payable during such period in such manner as the Base Salary is payable pursuant to Section 4(a), reduced by 50% of any amounts you (or your beneficiaries or estate) receive or are entitled to receive as salary or other cash compensation from subsequent employment or for services rendered during such period, up to a maximum of 50% of all amounts due to you under this Section 8(b)(ii). In order to carry out the intent of the immediately preceding sentence, you agree, for yourself and your beneficiaries or estate, to provide the Company with such information as the Company may reasonably request regarding your receipt of salary and other cash compensation from subsequent employment or for services rendered or to be rendered during or with respect to such period; and

               (iii) the right to receive any bonus payable in accordance with
     Section 4(b) with respect to the fiscal year in which such termination occurs.

Notwithstanding anything in this Agreement to the contrary, your beneficiaries or estate will be entitled to continue to receive all payments specified in this
Section 8(b) if you die after the date of a termination without "cause" or if your termination is due to your death or Disability.

Mr. John Wayne Hein
April 3, 1998
Page 5


       9. Disclosure of Information.
          -------------------------

          (a) From and after the date hereof, you shall not at any time use or disclose to any person or entity (other than any officer, director, employee, affiliate or representative of the Company), except as required in connection with the performance of your duties under and in compliance with this Agreement and as required by law and judicial process, any Confidential Information (as hereinafter defined) heretofore acquired or acquired during the Employment Period for any reason or purpose whatsoever, nor shall you make use of any of the Confidential Information for your own purposes or for the benefit of any person or entity except the Company, Holdings or any subsidiary or affiliates thereof.

          (b) For purposes of this Agreement, "Confidential Information" shall
                                               ------------------------
mean (i) the Intellectual Property Rights (as hereinafter defined) of the Company, Holdings and their respective subsidiaries and affiliates and (ii) all other information of a proprietary or confidential nature relating to the Company, Holdings or any subsidiary or affiliate thereof, or the business or assets of the Company or any such subsidiary or affiliate, including, without limitation, books, records, agent and independent contractor lists and related information, customer lists and related information, vendor lists and related information, supplier lists and related information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than (i) information which is generally available to the public on the date hereof, or which becomes generally available to the public after the date hereof without action by you or
(ii) information which you receive from a third party who does not have any independent obligation to the Company, Holdings or such subsidiary or affiliate to keep such information confidential.

          (c) As used herein, the term "Intellectual Property Rights" means all
                                        ----------------------------
industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

Mr. John Wayne Hein
April 3, 1998
Page 6


       10. Noncompetition Covenant.
           -----------------------

           (a) You acknowledge and recognize that during the Employment Period you will be privy to Confidential Information. You further acknowledge and recognize that the relationships with vendors, agents and customers of the Company and/or its affiliates that you have developed prior to the date hereof and those that you will maintain or develop during the Employment Period with the use and assistance of the Company and its properties and assets are of special and unique value to the Company and its affiliates and that the Company would find it extremely difficult to replace you. Accordingly, in consideration of the premises contained herein and the consideration you will receive hereunder (including, without limitation, the severance compensation described in Section 8(b)(ii), if applicable), without the prior written consent of the Company, you shall not, at any time during the Noncompetition Period (as defined below), (a) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business (as defined below), whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business, (b) assist others in engaging in any Competing Business in the manner described in clause (a) above, (c) induce other employees (other than your spouse) of the Company, Holdings or any of their respective subsidiaries or affiliates to terminate their employment with the Company, Holdings or any such subsidiaries or affiliates or to engage in any Competing Business or (d) induce any customer, vendor, agent, owner/operator, fleet owner or any other person or entity with which the Company, Holdings or any subsidiary or affiliate thereof has a business relationship, contractual or otherwise, to terminate or alter such business relationship. This covenant is considered an integral part of this Agreement. The foregoing restriction shall not apply to your ownership of publicly traded securities which represent not more than 5% of the ownership interests of the issuer.

           (b) You understand that the foregoing restrictions may limit your ability to earn a livelihood in a business similar to the business of the Company, Holdings or any subsidiary or affiliate thereof, but you nevertheless believe that you have received and will receive sufficient consideration and other benefits as an employee of the Company and under the terms of this Agreement to justify clearly such restrictions which, in any event (given your education, skills and ability), you do not believe would prevent you from earning a living.

           (c) As used herein, the term "Competing Business" shall mean any
                                         ------------------
business conducted in any city or county in any state of the United States which is engaged in providing any of the following services: freight consolidation and deconsolidation; traffic management; railroad signal project management, consolidation and/or deconsolidation or reclamation and salvage; intermodal marketing; or flatbed specialized hauling utilizing owner-operators or agents; provided, however, that:
--------  -------

Mr. John Wayne Hein
April 3, 1998
Page 7


               (i) any entity which has separate divisions or business units, one or more of which are engaged in any business activity described above will not be deemed a Competing Business with respect to those portions of such entity which are not engaged in any business activity described above so long as your association with any such separate division or business unit (fully taking into account your functions and the nature of your work at such division or business unit) does not relate in any material respect to such portion of such business which would be a Competing Business hereunder; and

               (ii) the provision of freight consolidation consulting services to a direct shipper who is not a customer of the Company or any of its affiliates or any railroad at the time of the termination of your employment with the Company, or a former customer of the Company or any of its affiliates or any railroad at any time during the 12 months preceding such termination, shall not be deemed to be "engaging in a Competing Business" for purposes of this Section 10; and

               (iii) the term "Noncompetition Period" means the Employment
                               ---------------------
     Period and the period beginning on the effective date of any termination of your employment with the Company and ending on the later to occur of the
     (i) second anniversary thereof and (ii) the fifth anniversary of the Commencement Date.

          (d) Notwithstanding anything contained in this Agreement to the contrary, if, following the termination of your employment with the Company, the Company fails to pay to you any sums due under Section 8(b)(ii) hereof and (i) you have complied in all material respects with all of the provisions of the last sentence of Section 8(b)(ii) and (ii) such failure to pay continues for a period of fifteen (15) days following receipt by the Company of written notice thereof, the restrictions contained in this Section 10 shall terminate and be of no further force or effect. Any termination of the restrictions contained in this Section 10 pursuant to this subsection (d) shall not affect the Company's obligations under this Agreement or constitute a waiver by you of any other rights or remedies you may have against the Company for breach of any term hereof.

       11.  Inventions Assignment.  During the Employment Period, you shall
            ---------------------
promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information and suggestions reasonably relating to the business of the Company, Holdings or any of their respective subsidiaries or affiliates (collectively, the "Inventions") which you
                                                          ----------
may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or with respect to the Inventions. In connection therewith (a) you shall, at the expense of the Company (including a reasonable payment (based on your last per diem earnings) for the time involved if you are not then in the Company's employ or receiving severance payments from the Company pursuant to Section

Mr. John Wayne Hein
April 3, 1998
Page 8


8(b)(ii)), promptly execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to the Inventions and any patent applications, patents, copyrights, reissues or other proprietary rights related thereto in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and (b) you shall render to the Company, at its expense (including a reasonable payment (based on your last per diem earnings) for the time involved if you are not then in the Company's employ or receiving severance payments from the Company pursuant to Section 8(b)(ii)), reasonable assistance as they may require in the prosecution of applications for said patents, copyrights, reissues or other proprietary rights, in the prosecution or defense of interference's which may be declared involving any said applications, patents, copyrights or other proprietary rights and in any litigation in which the Company may be involved relating to the Inventions.

       12.  Assistance in Litigation.  At the request and expense of the Company
            ------------------------
(including a reasonable payment (based on your last per diem earnings) for the time involved if you are not then in the Company's employ or receiving severance payments from the Company pursuant to Section 8(b)(ii)) and upon reasonable notice, you shall, at all times during and after the Employment Period, furnish such information and assistance to the Company as it may reasonably require in connection with any issue, claim or litigation in which the Company may be involved. If such a request for assistance occurs after the expiration of the Employment Period, then you will only be required to render assistance to the Company to the extent that you can do so without materially affecting your other business obligations.

       13.  Entire Agreement; Amendment and Waiver.  This agreement and the
            --------------------------------------
other writings referred to herein contain the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreement between you and the Company or any affiliate of the Company (including any predecessor of the Company or any of its affiliates). No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

       14.  Notices.  All notices or other communications pursuant to this
            -------
Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Mr. John Wayne Hein
April 3, 1998
Page 9


                   (i)   if to the Company, to:

                    Pacific Motor Transport Company
                    Pacer Division
                    1229 East Pleasant Run Road
                    DeSoto, Texas  75123
                    Attention:  President
                    Telecopier:  (972) 228-2661
                    Telephone:   (972) 224-8121

                    with a copy to:

                    Eos Partners, L.P.
                    320 Park Avenue
                    22nd Floor
                    New York, NY  10022
                    Attention:  Douglas R. Korn
                    Telecopier: (212) 832-5805
                    Telephone:  (212) 832-5800

                   (ii)  if to you, to:

                    Mr. John Wayne Hein
                    22804 East 28th Street Court
                    Blue Spring, Missouri  64015
                    Telephone:  (816) 220-1948

       15.  Headings.  The section headings in this Agreement are for
            --------
convenience only and shall not control or affect the meaning of any provision of this Agreement.

       16.  Severability.  In the event that any provision of this Agreement is
            ------------
determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding effect and enforceability of the
           --------  ------
remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

Mr. John Wayne Hein
April 3, 1998
Page 10


       17.  Remedies.  You acknowledge and understand that the provisions of
            --------
this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. You further acknowledge that in the event of a breach of any of the covenants contained in paragraphs 9, 10 or 11, the Company shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

       18.  Representation.  You hereby represent and warrant to the Company
            --------------
that (a) the execution, delivery and performance of this Agreement by you does not breach, violate or cause a default under any agreement, contract or instrument to which you are a party or any judgment, order or decree to which you are subject and (b) you are not a party to or bound by any employment agreement, consulting agreement, noncompete agreement, confidentiality agreement or similar agreement with any other person or entity.

       19.  Benefits of Agreement; Assignment.  The terms and provisions of this
            ---------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, representatives, heirs and estate, as applicable. Holdings shall be an intended third party beneficiary of the respective covenants and agreements contained in this Agreement. This Agreement shall not be assignable by any party hereto without the consent of the other party hereto, except that the Company and Holdings may each assign their rights hereunder to any person succeeding to all or a substantial portion of their respective businesses.

       20.  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, and each such counter part shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

       21.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the domestic laws of the State of Missouri without giving effect to any choice or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri.

       22.  MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION
            ---------------------------
WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND

Mr. John Wayne Hein
April 3, 1998
Page 11


EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

                           *           *           *

Mr. John Wayne Hein
April 3, 1998
Page 12


        If the above terms are satisfactory to you, please acknowledge our agreement by signing the enclosed copy of this letter in the space provided below and returning it to the undersigned.


                                        Very truly yours,

                                        PACIFIC MOTOR TRANSPORT COMPANY

                                        By:
                                           ---------------------------------
                                           Gerry Angeli
                                           President, Pacer Division


Accepted and agreed to:


---------------------------------
John Wayne Hein